SECOND ADDENDUM DATED OCTOBER 31, 1985 TO LEASE DATED JANUARY 25, 1984 TO REPLACE PRIOR ADDENDUM

BY AND BETWEEN SIX SIXTY LTD., LESSOR AND ROPAK CORPORATION, LESSEE, FOR THE PREMISES KNOWN AS 600 SOUTH STATE COLLEGE BLVD., FULLERTON, CALIFORNIA 92631

ADDITIONAL TERMS AND CONDITIONS:

1. Lessee shall have two (2) options to renew this Lease, each for an additional term of five (5) years upon the following terms and conditions:

         A. Provided that at the end of the primary term of this Lease Lessee is in possession of the premises and is not in default of any of the terms, conditions or covenants contained in this Lease, Lessee herein, for Lessee's sole use and occupancy, is hereby granted an option to renew this Lease for an additional term of five years commencing April 1, 1989 and expiring March 31, 1994 (hereinafter the "First Option Term") on the same terms and conditions contained herein, except for rental. The rental for said First Option Term shall not be less than that paid during the primary term of this Lease and shall be at a renegotiated rental rate equal to the then fair market value charged for comparable space in the area.

         B. Provided that at the end of the First Option Term of this Lease Lessee is in possession of the premises and is not in default of any of the terms, conditions or covenants contained in this Lease, Lessee herein, for Lessee's sole use and occupancy, is hereby granted an option to renew this Lease for an additional term of five years commencing April 1, 1994 and expiring March 31, 1999, on the same terms and conditions contained herein, except for rental. The rental for said renewal term shall not be less than that paid during the First Option Term of this Lease and shall be at a renegotiated rental rate equal to the then fair market value charged for comparable space in the area.

         C. Lessee shall notify Lessor, in writing, of its desire to exercise an option as set forth in 1.A or 1.B above, no later than ninety (90) days prior to the expiration of the primary term or First Option Term of this Lease, as applicable, and Lessor shall within fifteen (15) days after receiving such a written notice from Lessee designate a place and a time to meet with Lessee for the purpose of negotiating a new rental for said additional five years.


                              EXHIBIT 10.59                              Page 1
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         D.      In the event Lessor and Lessee fail to agree upon a new rental rate for either five year extended term, then such rate shall be determined by a mutually agreeable independent real estate appraiser.

2. As additional rent Lessee shall pay all community association dues and assessments applicable to the premises during any term of this Lease.

SIX SIXTY LTD.                            ROPAK CORPORATION
"LESSOR"                                  (formerly named Ropak west Inc.)
                                          "LESSEE"


By:  /s/  WILLIAM H. ROPER                By:  /s/  WILLIAM H. ROPER
     William H. Roper                          William H. Roper

By:  /s/  ROBERT E. ROPER
     Robert E. Roper

By:  /s/  C. RICHARD ROPER
     C. Richard Roper


                              EXHIBIT 10.59                              Page 2